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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 21, 2003, except for note 13 as to which the date is January 21, 2004, relating to the financial statements and our report dated March 21, 2003 relating to the financial statement schedule of Cytokinetics, Incorporated (a development stage enterprise), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 26, 2004